Offers To Purchase for Cash
                      Any and All Outstanding Common Stock,
           9% Subordinated Convertible Debentures Due November 1, 1999
      and All 9.1% Subordinated Convertible Debentures Due January 1, 2002
                                       of
                   MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                                       at
                         $3.50 Per Share of Common Stock
                                     and at
            Par Plus Accrued and Unpaid Interest of such Debentures,
                         Each Net to the Seller in Cash
                                       by
                               MEI HOLDINGS, L.P.


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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON JANUARY 7, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

      Enclosed for your consideration is the Offer To Purchase dated November 14, 1996 (the "Offer To Purchase"), and the related Letters of Transmittal (which together constitute the "Offers") relating to the offers by MEI Holdings, L.P., a Delaware limited partnership (the "Purchaser"), to purchase (i) any and all of the outstanding shares of Common Stock (the "Shares") of Mountasia Entertainment International, Inc. (the "Company") not now beneficially owned by the Purchaser at $3.50 per Share without interest, net to the seller in cash,
(ii) any and all of the outstanding 9% Subordinated Convertible Debentures Due November 1, 1999 (the "9% Debentures") and (iii) all outstanding 9.1% Subordinated Convertible Debentures Due January 1, 2002 (the "9.1% Debentures," together with the 9% Debentures, collectively, the "Debentures") of the Company at par plus accrued and unpaid interest to the date of acceptance for payment, net to the seller in cash, on the terms and subject to the conditions set forth in the Offers.

      This material is being forwarded to you as the beneficial owner of Shares or Debentures held by us for your account but not registered in your name. A tender of such Shares or Debentures can be made only by us as the holder of record and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares or Debentures held by us for your account.

      We request instructions as to whether you wish to have us tender any or all such Shares held by us for your account, on the terms and subject to the conditions of the Offers.

      Your attention is invited to the following:

      1.    The tender price is $3.50 per Share, net to you in cash.

      2. The tender price for Debentures is par plus accrued interest to the date of acceptance for payment, net to you in cash.

      3. The Offers are being made for any and all outstanding Shares and 9% Debentures and for all, but not less than all, 9.1% Debentures.

      4. You will not be obligated to pay any brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, any transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offers.

      5. The Offers and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 7, 1997, unless extended.

      If you wish to have us tender any or all of your Shares or Debentures, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this page. If you authorize us to tender your Shares or Debentures, all such Shares or Debentures will be tendered unless otherwise indicated. Your instructions to us should be forwarded to us promptly to permit us to submit a tender on your behalf prior to the expiration of the Offers.

           Instructions with Respect to the Offer to Purchase for Cash
                          All Outstanding Common Stock,
           9% Subordinated Convertible Debentures Due November 1, 1999
         or 9.1% Subordinated Convertible Debentures Due January 1, 2002
                                       of
                   MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                                       at
                         $3.50 Per Share of Common Stock
                                      or at
                  Par Plus Accrued Interest of such Debentures,
                         Each Net to the Seller in Cash
                                       by
                               MEI HOLDINGS, L.P.

      The undersigned acknowledge(s) receipt of your letter enclosing the Offer To Purchase dated November 14, 1996 (the "Offer To Purchase"), and the related Letters of Transmittal, relating to the offer by MEI Holdings, L.P., a Delaware limited partnership, to purchase (i) any and all outstanding shares of Common Stock ("Shares") of Mountasia Entertainment International, Inc. (the "Company") not now beneficially owned by MEI Holdings, L.P., (ii) any and all of the outstanding 9% Subordinated Convertible Debentures Due November 1, 1999 (the "9% Debentures"), and (iii) all outstanding 9.1% Subordinated Convertible Debentures Due January 1, 2002 (the "9.1% Debentures," together with the 9% Debentures, collectively, the "Debentures") of the Company.

      This will instruct you to tender the number of Shares or Debentures indicated below held by you for the account of the undersigned upon the terms and subject to the conditions set forth in such Offer To Purchase and the related Letters of Transmittal.

--------------------------------------------------------------------------------
Number of Shares to be Tendered:

________________ Shares*

Principal Amount of Debentures to be
Tendered:

9% Debentures: $_____________*
9.1% Debentures: $___________*

*I (we) understand that if I (we) sign these instructions without indicating a lesser number of Shares or Debentures in the space above, all Shares or Debentures held by you for my (our) account will be tendered.
--------------------------------------------------------------------------------


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